Exhibit 99.1
Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution
The following table sets forth the expenses in connection with the sale and distribution of 25,500,000 shares of common stock of General Maritime Corporation (the “Company”) by the Company pursuant to the Company’s registration statement on Form S-3 (File No. 333-157215), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 8, 2009, as supplemented by the Company’s prospectus supplement dated June 17, 2010, other than underwriting discounts and commissions. In addition, the Company has granted the underwriters an option to purchase a maximum of 3,825,000 additional shares of common stock, exercisable at any time until 30 days after June 17, 2010.
All of the amounts shown except amounts previously paid are estimated.

Item	Amount
NYSE Listing Fee	$147,000
Legal Fees and Expenses	$346,000
Printing Expenses	$60,000
Accounting Fees and Expenses	$98,000
Transfer Agent Fees and Expenses	$4,000

Total	$655,000